UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 21, 2017
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, Dr. Phyllis M. Wise, 72, director of NIKE, Inc. (the “Company”), notified the Company of her decision not to stand for re-election as director at the Company’s 2017 annual meeting of shareholders.  It is the general policy of the Board that directors first elected after the fiscal year ended May 31, 1993 will not stand for re-election after reaching the age of 72. Her decision was not the result of any disagreement with the Company or its management.

Amendment of Long-Term Incentive Plan

On June 21, 2017, the Board of Directors of the Company approved an amendment, as described below, to the Company’s Long-Term Incentive Plan, as amended (the “Plan”), subject to approval by the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders held on September 21, 2017 (the “2017 Annual Meeting”).  The Plan provides that it will terminate at the first shareholder meeting that occurs in the fifth fiscal year after the Company’s shareholders last approved the Plan.  Accordingly, shareholder approval of the Plan at the 2017 Annual Meeting was required to extend the Plan for an additional five years until the fiscal 2022 annual meeting of shareholders.  The approval and amendment were approved by the requisite vote of the Company’s shareholders at the 2017 Annual Meeting and became effective as of September 21, 2017.

         The Plan amendment increased the maximum amount payable to any participant under the Plan for performance periods ending in any year from $12,000,000 to $15,000,000 and expanded the number of performance targets, among other changes. A copy of the Plan, as amended, is filed as Exhibit 10.1 hereto.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on Thursday, September 21, 2017, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 - Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Elizabeth J. Comstock	329,245,528	—	—
John G. Connors	329,245,528	—	—
Timothy D. Cook	329,245,528	—	—
John J. Donahoe II	329,245,528	—	—
Travis A. Knight	329,245,528	—	—
Mark G. Parker	329,245,528	—	—
Johnathan A. Rodgers	329,245,528	—	—
John R. Thompson, Jr.	329,245,528	—	—
Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	982,381,174	20,254,458	142,654,299
John C. Lechleiter	984,187,813	18,448,709	142,654,299
Michelle A. Peluso	999,288,575	3,347,947	142,654,299

 Proposal 2 - Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,243,155,799	79,051,610	9,674,641	142,654,299

Proposal 3 - Advisory Vote on Frequency of Advisory Votes on Executive Compensation

Class A and Class B Common Stock Voting Together:

Every Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,245,880,008	2,212,848	80,623,264	3,165,115	142,654,299

Proposal 4 - Approval of the NIKE, Inc. Long-Term Incentive Plan, as Amended

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,287,618,313	42,570,225	1,693,512	142,654,299

Proposal 5 - Shareholder Proposal Regarding Political Contributions Disclosure

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
389,978,679	903,965,144	37,938,227	142,654,299

Proposal 6 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,460,523,283	12,488,837	1,524,229	—

Item 9.01 - Financial Statements and Exhibits.

(d)    Exhibits

10.1    NIKE, Inc. Amended and Restated Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 22, 2017	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	NIKE, Inc. Amended and Restated Long-Term Incentive Plan